Exhibit 10.62

[Translation]

[execution copy]

MASTER PURCHASE AGREEMENT

Semiconductor Manufacturing Equipment

January 5, 2005

Spansion Japan Limited

SumiCrest Leasing Ltd.

MASTER PURCHASE AGREEMENT

This Master Purchase Agreement is made and entered into by and between Spansion Japan Limited (“Lessee”) and SumiCrest Leasing Ltd. (“Lessor”) on January 5, 2005.

WHEREAS:

1.	The Lessee and the Lessor have agreed that the Lessor owns, and leases to the Lessee, the Equipment and the Lessee operates the Equipment.

2.	Therefore, the Lessee and the Lessor shall hereby enter into this Agreement so that the Lessee sells the Equipment to the Lessor and the Lessor purchases the Equipment from the Lessee.

Article 1 (Definitions)

In this Agreement, except where the context (including whereas clauses and schedules) expressly requires otherwise, the following terms on the left hand side shall have the following meanings on the corresponding right hand side, and the terms defined in the Lease Agreement shall have the meaning defined thereunder.

Individual Transaction	Each individual transaction made under this Agreement and each certificate of conveyance.

Lease Agreement	Master Lease Agreement of the Equipment to be entered into by and between the Lessee and the Lessor on the same date of this Agreement and each individual agreement thereunder.

Equipment	Each and every equipment, including the Components, set forth in Schedule 1.

Components	Instruments and parts consisting of the Units and instruments, accessories, furnishings and parts (including single and collective comparable instruments, accessories, furnishings and parts) which are incorporated in or attached to the Equipment.

Units	Each set of the equipment (including the Components incorporated in or attached to such equipment) individually listed in the certificate of conveyance of the Equipment by asset serial number.

Manufacturer	Person listed as “Manufacturer” in the certificate of conveyance and the certificate of acceptance to be delivered on the Delivery Date of each Individual Transaction.

Delivery Date	With respect to each Individual Transaction, each day on which each Unit consisting of the Equipment is delivered under Article 4 hereof.

Expected Delivery Date	With respect to each Individual Transaction, each day specified as the expected delivery date in Clause 1 of Schedule 2 or the other Bank Business Day during the Delivery Period as agreed upon between the Lessee and the Lessor.

Delivery Period	Period commencing on the execution date of this Agreement and ending on the day specified as the final possible delivery date in Clause 1 of Schedule 2 or the period as agreed upon between the Lessee and the Lessor through the negotiation under Clause 1 of Article 6 hereof.

Delivery Location	Location in Japan where the Equipment or each Unit is located on each Expected Delivery Date notified by the Lessee to the Lessor no later than the Bank Business Day immediately preceding each Expected Delivery Date.

Purchase Price	With respect to each Individual Transaction, the purchase price set forth in Clause 2 of Schedule 2 concerning each Unit consisting of the Equipment.

Event of Total Loss	In respect of the Equipment, the Units or the Components consisting thereof, the occurrence of: (a) loss or disappearance; (b) damage or trouble which the Lessee reasonably determines, and an appraiser appointed by the Lessor confirms, to be beyond economic repair or reuse; or (c) the confiscation, condemnation, attachment or theft.

Performance, Etc.	Performance, structure, specification, practical value, exchange value, durability, operability, suitability for the purposes, legality and any other performance, function, nature, value and utility of the Equipment.

Encumbrances, Etc.	Ownership, right to possession, rental right, lease, mortgage, pledge, lien, security assignment, any conditional right or any option in respect of the foregoing and any other right to use and security interest of any kind, and the right based on the attachment or provisional attachment.

Losses, Etc.	Losses, damages, costs, fees, charges, liabilities, obligations, responsibilities, penalties, fines, default interests, claims and actions.

Tax and Other Public Charges	Present and future taxes, assessments, withholdings, fees, charges, burdens and any other amounts under any entitlement whatsoever, as well as any penalties, fines, additions, delinquent charge or overdue interest in respect of the foregoing under any entitlement whatsoever, which may be imposed by any tax or other governmental authority (whether domestic or foreign).

Bank Business Day	Day on which banks are open for business in Japan.

Article 2 (Purchase)

1.	The Lessee shall sell each Unit consisting of the Equipment on each Expected Delivery Date pursuant to the provisions in this Agreement and the Lessor shall purchase such Units.

2.	For the purpose of the sale and purchase under Clause 1 of Article 2 above, the Lessee shall obtain the complete ownership of each Unit consisting of the Equipment from the Manufacturer and accept the delivery thereof and satisfy the terms of delivery as set forth in Clause 5 of Article 4 hereof by the Expected Delivery Date.

Article 3 (Purchase Price)

1.	The purchase price of the Equipment in each Individual Transaction under this Agreement shall be the amount as set forth in Clause 2 of Schedule 2.

2.	The Lessor shall, in each Individual Transaction, pay the Purchase Price in the method set forth in Clause 3 of Schedule 2 in exchange for the conveyance and the delivery of each Unit consisting of the Equipment from the Lessee to the Lessor; provided that, in each Individual Transaction, the Purchase Price shall be paid by deducting the amount equal to the Lease Rent payable on the first Lease Rent Payment Date pursuant to the Lease Agreement.

3.	In the event this Agreement is terminated pursuant to Article 9 or 10, the Lessee shall immediately refund to the Lessor the amount already paid under this Article 3 with interest at the rate of 14% per annum (calculated on the basis of a 365-day year) for the period from the date of such payment up to the date of refund.

Article 4 (Delivery)

1	In each Individual Transaction, the Lessee shall, no later than five (5) Bank Business Days prior to the Expected Delivery Date (or, in respect of the 1st Individual Transaction, no later than 10:00 a.m. of two (2) Bank Business Days prior to the Expected Delivery Date), give a notice of such date to the Lessor in respect of each Unit consisting of the Equipment by specifying the relevant Units by serial number, etc. in advance and objectively pursuant to Clause 1 of Schedule 2.

2	In each Individual Transaction, in exchange for the payment of the Purchase Price to the Lessee pursuant to Article 3, the Lessee shall deliver to the Lessor the relevant Units on each Expected Delivery Date at the Delivery Location, and the Lessor shall accept such delivery from the Lessee.

3	The delivery of each Unit pursuant to the immediately preceding clause shall be completed by the preparation and delivery to the Lessor by the Lessee of the certificate of conveyance in the form of Schedule 3 in exchange for the payment of the
Purchase Price pursuant to Article 3 and the preparation and the delivery to the Lessee by the Lessor of the certificate of acceptance in the form of Schedule 4.

4	The Ownership of the Equipment shall transfer from the Lessee to the Lessor upon delivery of the certificate of conveyance pursuant to Clause 3 of Article 4.

5	In each Individual Transaction, each Unit shall satisfy the following conditions at the time of the delivery of such Unit from the
Lessee to the Lessor pursuant to this Article 4; provided, however, in the event the Lessor waives the satisfaction of all or a part of these conditions in writing, such conditions shall not be the conditions of delivery of the Equipment under this Article 4, in which case, the Lessee shall not be exempted from the obligation to satisfy such conditions as soon as possible after the delivery.

	(1)	The Lessee has obtained the complete ownership of the relevant Unit from the Manufacturer.

	(2)	Except for those approved by the Lessor in writing, there are no Encumbrances, Etc. for the third party.

	(3)	All works to ensure the Performance, Etc. required by the Lessee in respect of the relevant Unit as the subject of the Lease Agreement have been completed and the Lessee, after the inspection thereof by itself, has confirmed that the Equipment is appropriate for the Lessee’s use.

	(4)	There are no events that constitute the Event of Total Loss or that the Lessor reasonably determines the expected occurrence of Event of Total Loss with respect to the relevant Unit.

6	The Lessee shall, upon the reasonable request from the Lessor, grant to the Lessor the reasonable opportunity so that the Lessor or the person appointed by the Lessor may, prior to the delivery of the relevant Unit and at the Delivery Location, inspect the relevant Unit to confirm that the relevant Unit satisfy the conditions of Clause 5 of Article 4.

7	The Lessor’s obligation to purchase the Equipment pursuant to this Agreement shall be subject to the satisfaction of all of the following conditions as of each Expected Delivery Date, unless the Lessor waives the satisfaction of these conditions prior to the completion of the delivery:

	(1)	The relevant Unit satisfies the conditions of Clause 5 of Article 4.

	(2)	The Lessor has received the documents set forth in Article 5.

	(3)	The conditions as set forth in Article 5 of the Lease Agreement (excluding the condition regarding the completion of the purchase under this Agreement) have been satisfied.

Article 5 (Related Documents)

The Lessee shall submit to the Lessor the documents reasonably required by the Lessor at the time of each delivery of the Equipment

Article 6 (Delay in Delivery)

1	If it is required to change any Expected Delivery Date, or if it is expected that the delivery of any Units would delay or be impossible, the Lessee or the Lessor and Lessee shall negotiate with each other in good faith.

2	The Lessee shall be liable for any and all costs incurred by reason of the change in the Expected Delivery Date or the delay or impossibility in the delivery, and for any damages and other obligations against the third party arising therefrom (including the Break Funding Cost) and hold the Lessor harmless therefrom.

Article 7 (Warranty Liability)

1	The Lessee shall warrant and ensure to the Lessor that the Equipments satisfy the conditions of Clause 5 of Article 4 on each Delivery Date and that the Lessor shall be capable of obtaining the complete ownership of the Equipment without any Encumbrances, Etc. against the third party pursuant to this Agreement.

2	The Lessee shall, at its responsibility and cost, be obligated to promptly respond to the infringement or the claims of Encumbrances, Etc. from any third party on the Equipment or the ownership or the right to use thereof, and to prevent or exclude the same without delay.

Article 8 (Insurance)

The Lessee shall, at its responsibility, have the Equipment insured pursuant to Article 19 of the Lease Agreement.

Article 9 (Default)

1	In the event the Lessee or the Lessor fails to perform the obligations under this Agreement and fails to cure such default within five (5) Bank Business Days from the written request from the other party, the other party may terminate this Agreement in writing.

2	In the event this Agreement is terminated pursuant to immediately preceding clause, the terminating party may claim compensation for damage arising out of the default against the defaulting party, except in the event that the default of the Lessor is due to the interruption of the financial market.

Article 10 (Termination by Non-commencement of the Lease)

1	With respect to each Individual Transaction, if the delivery of the Equipment pursuant to Article 4 is incapable or the lease of the Equipment pursuant to the Lease Agreement is not commenced (except in the case that such non-commencement is due to the event attributable to the Lessor), such Individual Transaction shall be automatically terminated for all Units subject to such Individual Transaction regardless of whether the payment of the Purchase Price pursuant to Article 3 or the delivery of the Equipment pursuant to Article 4 have been completed.

2	In the event the termination of each Individual Transaction pursuant to the immediately preceding clause is due to the default of the Lessee or the

Lessor, the terminating party may claim compensation for damage arising out of the default to the defaulting party, except in the event that the default of the Lessor is due to the interruption of the financial market.

Article 11 (Indemnification, Taxes and Other Public Charges, Costs)

1	The provisions of Article 22 of the Lease Agreement shall govern with respect to the incurrence and indemnification of the Taxes and Other Public Charges and Losses, etc.

2	With respect to the expenses for the preparation and execution of this Agreement, the attorney’s fees shall be borne by each party.

Article 12 (Allocation of Risk)

With respect to the purchase hereunder, the Lessee shall bear all risks and any costs incurred in connection with the loss (including the Event of Total Loss) of, or the damage to, the Equipment, Units or the Components arising up to the delivery of the Equipment from the Lessee to the Lessor pursuant to Article 4.

Article 13 (Governing Law)

This Agreement shall be governed by, and construed in accordance with, the laws of Japan.

Article 14 (Jurisdiction)

Any and all disputes arising out of, or in connection with this Agreement shall be subject to the exclusive jurisdiction of the Tokyo District Court.

IN WITNESS WHEREOF, the Lessee and the Lessor have executed this Agreement in duplicate as of the day and year first above written and retain one original copy each.

/s/Shinji Suzuki
Spansion Japan Limited

/s/Tetsuya Nishikawa
SumiCrest Leasing Ltd.

Schedule 1

Equipment List

With respect to each Individual Transaction, each Unit, including the Components, consisting of the Group A Equipment and the Group B Equipment to be specified pursuant to Clause 1 of Article 4 and Clause 1 of Schedule 2, and to be confirmed by the certificate of conveyance and the certificate of acceptance to be delivered on the Delivery Date of such Individual Transaction.

Schedule 2

Terms of Purchase

1.	The Expected Delivery Date, the Final Possible Delivery Date and the Method Specifying the Subject Equipment

The Expected Delivery Date for each Individual Transaction shall be the final Bank Business Day of each month within the period from the date of execution of this Agreement up to the last day of February 2005, notified by the Lessee to the Lessor as the Expected Delivery Date no later than five (5) Bank Business Days prior to such date (or, in respect of the 1st Individual Transaction, no later than 10:00 a.m. of two (2) Bank Business Days prior to the Expected Delivery Date) and the final Expected Delivery Date during such period shall be the Final Possible Delivery Date under this Agreement. The Lessee shall specify the Units subject to the relevant Individual Transaction by disclosing the serial numbers, specification and composition, etc. thereof and upon agreement with the Lessor on the classification thereof into either the Group A Equipment or the Group B Equipment prior to the 10th day (or the following Bank Business Day if such date is a holiday) of every month in which such Expected Delivery Date falls on.

2.	Purchase Price

With respect to each Individual Transaction, the purchase price of each Unit consisting of the Equipment shall be the total of the purchase price of each Unit subject to such Individual Transaction which is specified in the certificate of conveyance and the certificate of acceptance delivered in such Individual Transaction. The aggregate amount of the purchase price (net amount excluding tax) shall not be more than 8,200,000,000 yen.

3.	Method of Payment

Payment shall be made by remittance to the following account of the Lessee in cash.

(Remittance fee shall be borne by the Lessee)

Mizuho Corporate Bank, Ltd.	Uchisaiwaicho Corporate Banking Division

Ordinary Deposit Account Number:	XXXXXXX

Account Name:	Spansion Japan Limited

Schedule 3

Certificate of Conveyance

([    th] Individual Transaction)

[date]

SumiCrest Leasing Ltd.

Spansion Japan Limited

We hereby convey the Equipment below pursuant to the Master Purchase Agreement dated January 5, 2005 between us.

Particulars

1.	Conveyed Equipment:	as described in the attachment hereto

2.	Date of Conveyance:	[date]

3.	Location of Conveyance:

6, Mondencho Kogyo Danchi, Aizuwakamatsu-shi, Fukushima and

1-11, Aza Higashi Takaku, Oaza Takaku,

Kouzashi-machi, Aizuwakamatsu-shi, Fukushima

(as described in the attachment hereto with

respect to the location for each equipment)

Schedule 4

Certificate of Acceptance

([    th] Individual Transaction)

[date]

Spansion Japan Limited

SumiCrest Leasing Ltd.

We have accepted the delivery of the Equipment below from you pursuant to the Master Purchase Agreement dated January 5, 2005between us.

Particulars

1.	Accepted Equipment:	as described in the attachment

2.	Date of Acceptance:	[date]

3.	Location of Acceptance:	6, Mondencho Kogyo Danchi,

Aizuwakamatsu-shi, Fukushima and

1-11, Aza Higashi Takaku, Oaza Takaku,

Kouzashi-machi, Aizuwakamatsu-shi, Fukushima

(as described in the attachment hereto with

respect to the location for each equipment)